EXHIBIT 23.1

J&S ASSOCIATE (AF002380) (Registered with US PCAOB and Malaysia MIA) Block C-6-3, Megan Avenue 1, 189 Off Jalan Tun Razak, 50400, Kuala Lumpur, Malaysia.	Tel : +6019 280 2989 Email : info@jns-associate.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors

NEW MOMENTUM CORPORATION

We consent to the inclusion in this Registration Statement on Amendment No. 6 to Form S-1/A of our report dated April 15, 2022 relating to our audit of the consolidated balance sheet of New Momentum Corporation as of December 31, 2021 and related consolidated statement of operations and comprehensive income, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2021, and the related notes thereto.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ J&S Associate

Certified Public Accountants

PCAOB Number: 6743

We have served as the Company’s auditor since 2022.

Kuala Lumpur, Malaysia

July 27, 2022